BANK OF MONTREAL
                                      CORPORATE FINANCE
                                      PERSONAL AND COMMERCIAL FINANCIAL SERVICES
                                      105 St. Jacques Street, 3rd floor
                                      Montreal, Quebec
                                      H2Y 1L6

                                      Telephone No (514) 877-7262
                                      Telecopier No (514) 877-7704

December 15th, 1999

Mr. Terry Lange
Genlyte Thomas Group Nova Scotia ULC
4360 Brownsboro Road, Suite 300
P.O. Box 35120
Louisville, Kentucky
USA, 40232

                          SUBJECT: FINANCING AGREEMENT

Dear Mr. Lange,

         We are pleased to offer Genlyte Thomas Group Nova Scotia ULC the following credit facility, subject to the terms and conditions outlined below. This Financing Agreement replaces and supercedes our initial Offer dated November 23rd, 1999:

BORROWER:            Genlyte  Thomas Group Nova Scotia ULC  (referred to
                     herein as the "Borrower").


LENDER: Bank of Montreal, at its Branch located 115 South LaSalle Street, Chicago, Illinois, USA, 60603 (the "Bank").

TYPE OF CREDIT
AND AMOUNT:
                     364  day,  Committed   non-revolving  facility  for  up  to
                     CDN$10,000,000 and/or its US $ equivalent, by way of:

                     Canadian Prime Rate Based Loan in CDN $ ("Prime Based Loan"); and/or

                     US Prime Rate Based Loan in US$ ("US Prime Based Loan"); and/or

                     London InterBank Offered Rate Notes in CDN $ and/or US $ ("LIBOR");

                     (called the "Facility")

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Genlyte Thomas Group Nova Scotia ULC
Financing Agreement - December 15th, 1999

PURPOSE: To provide funds to repay 33.3% of a Bridge Loan outstanding with The Toronto-Dominion Bank used for the acquisition of the assets (including goodwill) of Ledalite Architectural Products Inc.


AVAILABILITY:        By way of one  single  advance  (referred  to herein as the
                     "Loan").


REPAYMENT:           The loan shall be repayable on the Maturity Date.

MATURITY
DATE: 1 Business day prior to the first anniversary date of the acceptance by the Borrower of this Financing Agreement unless extended as provided herein (the "Maturity Date").

                     Any extension (Maximum 4) of the Maturity Date shall be conditional upon the Borrower repaying on the last day of the then current Maturity Date an amount equal to:

                     First extension:     CDN$  500,000
                     Second extension     CDN$1,000,000
                     Third extension      CDN$1,500,000
                     Fourth extension     CDN$2,000,000
                     Final Maturity Date  CDN$5,000,000


EXTENSION OF
MATURITY DATE:
                     The Borrower is deemed to have requested the Bank at least 60 days prior to the then current Maturity Date to extend the Maturity Date for a period of no more than 364 days starting on the day of the then current Maturity Date.

                     The Bank shall be deemed to have granted such extension if the Bank has not otherwise advised the Borrower in writing 30 days prior to the current Maturity Date. The Bank shall have entire discretion to grant or not to grant any such extension and upon such terms and conditions as it deems appropriate.


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Genlyte Thomas Group Nova Scotia ULC
Financing Agreement - December 15th, 1999


INTEREST RATES
AND SPREADS:         CDN Prime / US Prime Spread:              0 Basis points
                     LIBOR Spread:                            50 Basis points

                     US Prime Rate means the rate of interest per annum (based on a 365/366 day year) established by the Bank from time to time as the reference rate of interest for the determination of interest rates that the Bank charges to customers of varying degrees of creditworthiness for US dollar loans made by it in the United States.

                     CDN Prime Rate means the rate of interest per annum (based on a 365/366 day year) established by the Bank from time to time as the reference rate of interest for determination of interest rates that the Bank charges to customers of varying degrees of creditworthiness for Canadian dollar loans made by it in the United States.

                     LIBOR in respect of a LIBOR advance means the rate of interest per annum (based on a 360 day year) as determined by the Bank (rounded upwards, if necessary to the nearest whole multiple of 1/16th of 1%) at which the Bank may make available United States dollars or Canadian Dollars, as the case may be, which are obtained by the Bank in the
                     InterBank  Euro  Currency   Market,   London,   England  at
                     approximately 11:00 a.m. (Toronto time) on the second business day before the first day of, and in an amount similar to, and for the period similar to the interest period of, such LIBOR advance.

                     Any interest rate based on a period less than a year expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such determined rate multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the period upon which it was based.

INTEREST
CALCULATION
AND PAYMENT:         Interest  on CDN Prime Based Loans and US Prime Based Loans
                     is calculated daily and payable monthly in arrears based on the number of days which the loan is outstanding.

                     Interest on LIBOR Loans is calculated and payable on the earlier of contract maturity or quarterly in arrears and on contract maturity, for the number of days in the LIBOR interest period.

                     Interest is payable both before and after demand, default and judgment. All interest shall be payable at the above referred to rates plus applicable spreads mentioned above.

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Genlyte Thomas Group Nova Scotia ULC
Financing Agreement - December 15th, 1999


DRAWDOWN:            As required upon satisfaction of conditions precedent,  but no later than December 31st, 1999 (to coincide with expiry of the 90 day Bridge loan with the Toronto-Dominion Bank).

                     CDN PRIME RATE BASED LOANS AND/OR
                     US PRIME RATE BASED LOANS

                     The minimum amount of drawdown by way of CDN Prime Based Loans and/or US Prime Based Loans is $500,000.

                     LIBOR

                     The Borrower shall advise the Bank of the requested LIBOR contract maturity or interest period. The Bank shall have the discretion to restrict the LIBOR contract maturity, for periods between 30 to 180 days, subject to availability.

                     The minimum  amount of a drawdown by way of a LIBOR loan is
                     $1,000,000,   and  shall  be  in   multiples   of  $500,000
                     thereafter.

                     The Borrower will provide the Bank with 2 business days notice of a requested LIBOR loan.

TAXATION
ON PAYMENTS:         All payments  made be the Borrower to the Bank will be made free and clear of all present and future  taxes  (excluding the taxes on the net income of the Bank),  withholdings  or deductions of whatever nature. If these taxes, withholdings or deductions  are required by applicable law and are made,
                     the   Borrower,   shall  as  a  separate  and   independent
                     obligation pay to the Bank all such additional amounts as shall fully indemnify the Bank from any such taxes, withholding or deduction.


SECURITY:            The  following  security  shall be provided  prior to first drawdown, and shall be acceptable to the Bank and its legal counsel:

                     1) Irrevocable and  Unconditional  Standby Letter of Credit
                        (L/C) in favour of the Bank for an amount of CDN$10,000,000 or its US$ equivalent issued by Bank of America, N.A. The letter shall bear an initial term of no less than 364 days, with a provision for automatic renewal without amendment unless notified via tested telex/authenticated swift at least 60 days prior to the Maturity Date, subject to the satisfaction of the Bank.

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Genlyte Thomas Group Nova Scotia ULC
Financing Agreement - December 15th, 1999


                        If the Letter of Credit is issued in US$, to the extent if any, that at any time the Letter of Credit value is less than the equivalent amount of the facility due to fluctuations in the exchange rate by which such equivalence is determined (a "deficiency"), then upon demand by the Bank the Borrower shall:

                        a) Immediately prepay the amount of the deficiency, or
                        b) Deposit  the amount of the  deficiency  with the Bank
                           and grant it a security interest in the cash collateral, or
                        c) Immediately  increase  the amount of the  outstanding
                           Letter of Credit sufficient enough to satisfy the Bank.

                     2) To ensure that there is appropriate coverage in favor of the Bank in the event of an adverse currency fluctuation between the US$ and CDN$, Genlyte Thomas Group LLC shall upon issuance of the Letter of Credit, provide the Bank with a written undertaking to pay to the Bank on the date the Bank demands payment from Bank of America, N.A. under the Letter of Credit, a sum equal to the difference, if any, between the proceeds received from the financial institution which issued the letter of credit and the then outstanding indebtedness owing by the Borrower to the Bank as expressed in CDN$. This undertaking shall remain in full force and effect as long as there exists any outstanding indebtedness owing to the Bank by the Borrower.

                        (All  of  the  above   security  shall  be  referred  to
                        collectively in this agreement as "Bank Security").


CONDITIONS
PRECEDENT:            The  obligation  of the Bank to make and keep on its books any loan hereunder is subject to the following conditions precedent :

                      a) The Bank shall have  received the  following  documents which shall be in form and substance satisfactory to the Bank and its legal counsel :

                         i)   Duly  executed  copy of this  Financing  Agreement
                              signed  by  all  parties,   with  the  appropriate
                              resolutions and legal opinions.

                         ii) A copy of The Genlyte Thomas Group Incorporated September 30th, 1999 quarterly financial statements, and related Genlyte Thomas Group LLC attachments, accompanied by a compliance certificate from the Chief Financial Officer confirming that they are in compliance with the credit agreement dated August 30th, 1999.

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Genlyte Thomas Group Nova Scotia ULC
Financing Agreement - December 15th, 1999


                         iii) A copy of the  last  form  10-Q  and  10-K for The
                              Genlyte Group Incorporated and Thomas Industries Inc, respectively;

                         iv)  All   of  the   Bank   Security   and   supporting
                              resolutions   required  hereunder  and  solicitors
                              letter of opinion;

                         v) Any other documents deemed necessary by the Bank and its legal counsel.

                      b) The Borrower has paid the Arrangement Fee and all legal expenses incurred by the Bank in connection with this Financing Agreement and/or the Bank Security.

                      c) No Event of Default shall have occurred.


REPRESENTATIONS
AND WARRANTIES:
                      The  Borrower  hereby   represents  and  warrants,   which
                      representations and warranties shall be deemed to be continually repeated so long as any amounts remain outstanding and unpaid under this agreement or so long as the commitment under this Agreement remains in effect, that :

                      a) The Borrower is a  corporation  duly  incorporated  and organized, validly existing and in good standing under the laws of Nova Scotia and has adequate corporate power and authority to carry on its business, own property, borrow monies and enter into agreements therefor, execute and deliver the documents required hereunder, and observe and perform the terms and provisions of this Agreement.

                      b) There are no laws,  statutes or regulations  applicable to or binding upon the Borrower and no provisions in its Articles or in any by-laws, resolutions, contracts, agreements, or arrangements which would contravene, breach, default or violate the execution, delivery, performance, observance, of any terms of this Agreement.

                      c) No Event of  Default  has  occurred  nor has any  event occurred which, in time, would constitute an Event of Default under this Agreement or which would constitute a default under any other agreement.

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Genlyte Thomas Group Nova Scotia ULC
Financing Agreement - December 15th, 1999


                      d) There are no actions,  suits or proceedings,  including appeals or applications for review, or any knowledge of pending actions, etc..., against the Borrower and its subsidiaries, before any court or administrative agency which would result in any material adverse change in the property, assets, financial conditions, and business or operations of the Borrower.

                      e) All  material  authorizations,   approvals,   consents,
                         licenses, exemptions, filings, registrations, notarizations and other requirements of governmental, judicial and public bodies and authorities required reasonably necessary to carry on its business have been or will be obtained or effected and are or will be in full force and effect.

                      f) The financial  statements  delivered to the Bank fairly present the present financial position of the Borrower and Genlyte Thomas Group LLC, and have been prepared by their auditors in accordance with Generally Accepted Accounting Principles.

                      g) All the remittances required to be made by the Borrower to the federal, provincial and municipal governments have been made, are currently up to date and there are no outstanding arrears. Without limiting the foregoing, all employee deductions (including Income Taxes, Unemployment, insurance and Canada Pension Plan), sales taxes (both provincial and federal), corporate income taxes, payroll taxes and workmen's compensation dues are currently paid and up to date.


POSITIVE
COVENANTS:            As long as any  loans or  commitment  of the  Bank  remain outstanding, the Borrower and Genlyte Thomas Group LLC will :

                      a) Cause to be paid all amounts,  interest and fees on the dates, times and place specified herein or under any other agreement between the Bank and the Borrower.

                      b) Provide  The  Genlyte  Group   Incorporated   quarterly
                         audited consolidated financial statements and annual audited consolidated financial statements within 60 and 120 days of each respective period and related Genlyte Thomas Group LLC attachments, accompanied by a compliance certificate from the Chief Financial Officer confirming that all terms and conditions are in compliance with this

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Genlyte Thomas Group Nova Scotia ULC
Financing Agreement - December 15th, 1999


                         Agreement and that no event has occurred that is, or with the passing of time may become, an Event of Default under this Agreement or a default under any other agreement.

                      c) Provide the Bank with information and financial data as it may reasonably request from time to time.

                      d) The  Borrower  agrees that in the event it provides any security interest, assignment or other interest in any of its assets or more favorable covenants and/or pricing to any other secured party or secured lender, that it shall provide equal ranking and equal value security over such assets and covenants and/or pricing to the Bank.


EVENTS
OF DEFAULT:           The  Bank has the  right  to  accelerate  the  payment  of principal and accrued interest under the credit facility at any time after the occurrence of any one of the following Events of Default:

                      a) The failure of the  Borrower to provide to the Bank the renewal of the irrevocable and unconditional standby letter of credit without amendment as referred to under the heading "Security", 60 days prior to the then current expiry date of the said letter of credit.

                      b) Non-payment  of principal  when due or  non-payment  of interest or fees within 3 business days of when due or when demanded.

                      c) The failure of the Borrower and/or Genlyte Thomas Group
                         LLC to fulfill any of the terms and conditions contained in this Agreement or any security document(s) or any other agreement with the Bank and such default continues unremedied for five (5) business days after the occurrence.

                      d) The  Borrower  or  Genlyte   Thomas  Group  LLC  become
                         insolvent or Bankrupt.

                      e) Any  representation  or warranty is  inaccurate  in any material respect.

                      f) The Borrower  (i) has an order for relief  entered with respect to it under Canadian or United States bankruptcy laws or any other law, domestic or foreign, relating to bankruptcy, insolvency or reorganization or relief of debts as now or hereafter in effect, (ii) makes an assignment for the benefit of creditors, (iii) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it

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Financing Agreement - December 15th, 1999


                         or any material part of its property, (iv) institutes any proceeding seeking an order for relief under Canadian or United States bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankruptcy or insolvent, or seeking dissolution, winding up, disestablishment, liquidation, reorganization, arrangement, adjustment or composition of it or suspension of its general operations under the law, domestic or foreign, relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) takes any company action to authorize or effect any of the foregoing actions set forth in this paragraph (e); (vi) fails to contest in good faith any appointment or proceeding described in the following paragraph (f); or (vii) does not pay, or admits in writing its inability to pay, its debts generally as they become due;

                      g) Without   application,   approval  or  consent  of  the
                         Borrower, a receiver, trustee, examiner, liquidator or similar official is appointed for the Borrower or any material part of its property, or any of the proceeding described above is to be instituted against the Borrower and such appointment constitutes undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days; or

                      h) Any court,  government or governmental  agency condems, seizes or otherwise appropriates, or takes custody or control of, all or any substantial portion of the property of the Borrower;

                         Then, at any time during the existence of such event, the Bank may, by notice to the Borrower or, in the case of events under paragraph (f), (g) or (h), automatically without notice, terminate the credit facility and/or declare the advance and all other amount owing under this Financing Agreement to be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived.


NON-WAIVER:           Should  there be a breach  of or  non-compliance  with any term or condition hereof, or should an Event of Default occur, the Bank may at its option exercise any rights or remedies it may have hereunder or which may be available to it and the failure of the Bank to exercise any such rights or remedies shall not be deemed to be a waiver of such term or condition and will not prevent the Bank from exercising such rights and remedies pursuant to that default or subsequent defaults at any later time.

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Genlyte Thomas Group Nova Scotia ULC
Financing Agreement - December 15th, 1999


REPRESENTATIONS:
                      No representation or warranty or other statement made by the Bank concerning the credit shall be binding on the Bank unless made by it in writing as a specific amendment to this letter.


ADDED COST:           If the  introduction  of or any  change in any  present or future law, regulation, treaty, official or unofficial directive, or regulatory requirement, (whether or not having the force of law) or in the interpretation or application thereof, relates to :

                      i) the imposition or exemption of payments due to the Bank or on reserves or deemed reserves in respect of the undrawn portion of any loan made available hereunder; or

                      ii) any reserve, special deposit, regulatory or similar requirement against assets, deposits, or loans or other acquisition of funds for loans by the Bank; or

                      iii) the  amount of capital  required  or  expected  to be maintained by the Bank as a result of the existence of the advances or the commitment made hereunder;

                      and the result or such occurrence is, in the sole determination of the Bank, to increase the cost of the Bank or to reduce the income received by the Bank hereunder, the Borrower shall, on demand by the Bank, pay to the Bank that amount which the Bank estimates will compensate it for such additional cost or reduction in income and the Bank's estimate shall be conclusive, absent manifest error.


PREPAYMENT:           Any  portion of the loan  which  bears  interest  based on floating rate may be prepaid at any time without  penalty.
                      No prepayments shall be authorized on LIBOR loan except on the last day of the applicable interest period of such LIBOR loan. The Borrower shall compensate the Bank for all losses, expenses and liabilities which the Bank may sustain as the result of any prepayment.


YEAR 2000
REPRESENTATION:
                      1) The  Borrower  and Genlyte  Thomas  Group LLC shall use commercially reasonable efforts to ensure that the Borrower's products, business systems and revenue generating systems (the "Systems") are Year 2000 compliant (as defined below) as soon as reasonably practicable. Upon reasonable

                                                                   Page 10 of 14
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Genlyte Thomas Group Nova Scotia ULC
Financing Agreement - December 15th, 1999


                         request   by   the   Bank,   Borrower   shall   provide
                         documentation relating to or evidencing such Year 2000 Compliance.

                      2) The  Borrower  and Genlyte  Thomas Group LLC shall test the Systems for Year 2000 Compliance and shall provide the Bank with the opportunity to review test results at such date or dates to be mutually agreed by the Bank and Borrower.

                      3) The  Borrower  and Genlyte  Thomas Group LLC have taken the reasonable steps to ensure to their satisfaction that third party suppliers, subcontractors, agents of Borrower are Year 2000 Compliant.

                         "Year 200 Compliant" or "Year 2000 Compliance" means the Systems will :

                         a) process,  calculate,  accept,  maintain,  store  and
                            output date and time data accurately and without delay, interruption or error at all times from, into and between the Twentieth and twenty-first centuries and in particular during the years 1999 and 2000, including the leap year calculations; and

                         b) function accurately and without  interruption at all
                            times before, on and after January 1, 2000 (including through February 29, 2000) without any change in operations associated with the advent of 1999 or the twenty-first century.


EXPENSES:             The Borrower shall pay all reasonable  fees (including but not  limited  to all  legal  and  documentation  fees) and
                      expenses   incurred  by  the  Bank  or  the   Borrower  in
                      connection with the  preparation and  registration of this
                      Agreement,   Bank   Security,   and  any  other   document
                      contemplated thereby, and with the enforcement of the Bank's rights under this Agreement, the Bank Security and any other document, whether or not any amounts are advanced under the Agreement. These fees and expenses shall include, but not be limited, to all outside counsel expenses and all in-house legal expenses, if in-house counsel are used.

                      The Borrower shall pay interest on unpaid amounts due pursuant to this paragraph at the CDN Prime Rate plus 2% per annum.

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Genlyte Thomas Group Nova Scotia ULC
Financing Agreement - December 15th, 1999


ARRANGEMENT
FEE:                  The  Borrower  will  pay  prior  to  initial   drawdown  a
                      non-refundable   Arrangement  Fee  of  $25,000  (25  Basis
                      points).


ANNUAL
REVIEW FEE:           For the next year and thereafter,  the Borrower will pay a non refundable Annual Review Fee of $10,000 for the Bank to consider the Borrower's deemed request for extension of the Maturity Date. Should the review involve any material change in the general terms and conditions of the Loan, then this fee could be renegotiated.


INDEMNITY:            The Borrower  shall  indemnify  and hold the Bank harmless for all costs, expenses and liabilities in connection with this credit including the prepayment of any LIBOR loan prior to the last day of the interest period applicable to such LIBOR loan.


EVIDENCE OF
INDEBTEDNESS:         The Bank  shall  record on its  records  the amount of all loans made hereunder, payments made in respect thereto, and all other amounts becoming due to the Bank under this Agreement. The Bank's records constitute, in the absence of manifest error, conclusive evidence of the indebtedness of the Borrower to the Bank pursuant to this Agreement.


PROMISSORY
NOTE: The Bank may request that loan made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to the Bank a promissory note payable to the order of the Bank (or, if requested by the Bank, to its assigns) and in a form approved by the Bank and its legal counsel.


OTHER
AGREEMENTS:           The  Borrower  acknowledges  that it will sign  other Bank documents relating to the credit facility made available hereunder, including without limitation the evidence of debt, and that the terms and conditions contained in such other documents shall be deemed to be incorporated herein by reference and shall also apply to the credit facility.

Genlyte Thomas Group Nova Scotia ULC
Financing Agreement - December 15th, 1999


ASSIGNMENT:           The Bank may assign or grant  participation in all or part of this Agreement or in any loan made hereunder to any Canadian financial institution with the Borrower's prior consent, which shall not be withheld unreasonably.

                      The Borrower may not assign or transfer all or any part of its rights or obligations under this Agreement.


LANGUAGE
PREFERENCE:           This  Agreement has been drawn up in the English  language at the request of all parties. (Cet acte a ete redige en langue anglaise a la demande de toutes les parties).


GOVERNING LAWS:
                      The laws of the Province of Quebec and of Canada.


         In accepting this commitment you acknowledge that, if in the opinion of the Bank, a material adverse change in risk occurs, including without limiting the generality of the foregoing, any material adverse change in the financial condition of the Borrower and/or Genlyte Thomas Group LLC, any obligation to advance some or all of the above facility may be withdrawn or cancelled.

         On this understanding, we request your acceptance of the following by signing and returning the enclosed copy of this Financing Agreement by December 24th, 1999. At that point, security documentation will be prepared.

         We wish to thank you for approaching Bank of Montreal for you company's requirements and we look forward to an ongoing mutually beneficial relationship.

         Yours truly,



     /s/ PIERRE GERMAIN
     -------------------------------------
         Pierre Germain
         Senior Manager

Genlyte Thomas Group Nova Scotia ULC
Financing Agreement - December 15th, 1999



ACKNOWLEDGED AND ACCEPTED BY:

Genlyte Thomas Group Nova Scotia ULC


Per : /s/ TERRY L. LANGE - TREASURER                         Date:   12/22/99
     ---------------------------------------                         --------
     Terry L. Lange

Per : /s/ WILLIAM G. FERKO                                   Date:   12/22/99
     ---------------------------------------                         --------
     William G. Ferko

Genlyte Thomas Group LLC hereby intervenes in the present Agreement and acknowledges that it has taken cognizance of the terms and conditions therein contained and in particular the provisions contained under the headings "Security" and "Positive Covenants" by these presents, discloses itself to be content and satisfied therewith and further agrees and consents to the punctual fulfillment of all of our obligations in favor of the Bank.


Genlyte Thomas Group LLC


Per : /s/ TERRY L. LANGE - TREASURER                         Date:   12/22/99
     ---------------------------------------                         --------
     Terry L. Lange

Per : /s/ WILLIAM G. FERKO - VP & CFO                        Date:   12/22/99
     -------------------------------                                 --------
     William G. Ferko